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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ULTRA PETROLEUM CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ULTRA PETROLEUM CORP.

363 North Sam Houston Parkway East, Suite 1200
Houston, Texas 77060

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 20, 2004

To the Shareholders of Ultra Petroleum Corp:

      You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Ultra Petroleum Corp. (the “Corporation”) which will be held at the Sofitel Hotel, 425 N. Sam Houston Parkway E., Houston Texas, on Thursday, May 20, 2004 at 10:00 a.m. CST, for the following purposes:

1.	To receive the financial statements of the Corporation for the fiscal year ended December 31, 2003 together with the auditor’s report thereon;

2.	To elect the Board of Directors to serve until their successors are duly elected and qualified;

3.	To ratify the appointment of KPMG LLP as the independent auditor of the Corporation for the fiscal year ending December 31, 2004 and authorize the directors to fix the auditor’s remuneration; and

4.	To transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

      The specific details of the matters proposed to be put before the Annual Meeting are set forth in the proxy statement accompanying and forming part of this notice.

      Only shareholders of record at the close of business on April 8, 2004 (the “Record Date”) are entitled to notice of the Annual Meeting and any adjournments or postponements thereof. Shareholders of record will be entitled to vote those shares owned by them as of the Record Date. Each common share is entitled to one vote per share. Whether or not you plan to attend the Annual Meeting, we request that you sign and date the enclosed proxy and mail it in the stamped, pre-addressed envelope enclosed or deposit it with the transfer agent, Computershare Trust Company of Canada, Proxy Dept. 100, University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1. In order to be valid and acted upon at the Annual Meeting, forms of proxy must be received at the aforesaid address by 9:00 a.m. EST on May 18, 2004.

Sincerely,

MICHAEL D. WATFORD
Chief Executive Officer

April 15, 2004

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF
BENEFICIAL OWNERSHIP OF SECURITIES
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STATEMENT OF EXECUTIVE COMPENSATION
Performance Graph
CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
PROPOSAL I ELECTION OF DIRECTORS
PROPOSAL II RATIFICATION OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER MATTERS
ANNEX I
ULTRA PETROLEUM CORP. AUDIT COMMITTEE CHARTER

ULTRA PETROLEUM CORP.

363 North Sam Houston Parkway East, Suite 1200
Houston, Texas 77060

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 20, 2004

SOLICITATION OF PROXIES

      This proxy statement is being furnished in connection with the solicitation of proxies by the management of Ultra Petroleum Corp. (the “Corporation”) for use at the Annual Meeting (the “Annual Meeting”) of shareholders of the Corporation, to be held on May 20, 2004 at 10:00 a.m. CST, at the Sofitel Hotel, 425 N. Sam Houston Parkway E., Houston, Texas and at any adjournments or postponements thereof, for the purposes set forth in this proxy statement.

      This proxy statement and the enclosed form of proxy are first being mailed to the Corporation’s shareholders on or about April 20, 2004. Only shareholders of record on April 8, 2004 (the “Record Date”) are entitled to notice of the Annual Meeting. Shareholders of record will be entitled to vote those shares owned by them as of the Record Date. The Corporation’s annual report to shareholders for the year ended December 31, 2003 is also being mailed to shareholders contemporaneously with this proxy statement, although the annual report does not form a part of the materials for the solicitation of proxies. The contents of this proxy statement have been approved by the Board of Directors of the Corporation.

Persons or Companies Making the Solicitation

      The enclosed proxy is being solicited by management. The cost of solicitation of proxies by management will be borne by the Corporation. Solicitations will be made by mail and may be supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Corporation. The Corporation will reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining authorization from their principals to execute the proxy. No solicitation will be made by specifically engaged employees or soliciting agents.

Appointment and Revocation of Proxies

      A shareholder has the right to appoint a person other than the persons named in the proxy to attend and act on his behalf at the Annual Meeting. To exercise this right, a shareholder shall strike out the names of the persons named in the proxy and insert the name of his nominee in the blank space provided, or complete another proxy. The persons named as proxies in the enclosed proxy are directors or officers of the Corporation.

      The completed proxy must be dated and signed and the duly completed proxy must be received by the Corporation’s transfer agent, Computershare Trust Company of Canada, Proxy Dept., 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 by 9:00 a.m. EST on May 18, 2004.

      The proxy must be signed by the shareholder or by his duly authorized attorney. If signed by a duly authorized attorney, the proxy must be accompanied by the original power of attorney or a notarially certified copy thereof. If the shareholder is a corporation, the proxy must be signed by a duly authorized attorney, officer, or corporate representative, and must be accompanied by the original power of attorney or document whereby the duly authorized officer or corporate representative derives his power, as the case may be, or a notarially certified copy thereof. The Chairman of the Annual Meeting has discretionary authority to accept or reject proxies which do not strictly conform to the foregoing requirements.

      In addition to revocation in any other manner permitted by law, a shareholder may revoke a proxy by (a) signing a proxy bearing a later date and depositing it at the place and within the time aforesaid, (b) signing and dating a written notice of revocation (in the same manner as the proxy is required to be executed as set out above) and depositing it either at the place and within the time aforesaid for the deposit of a proxy or with the Chairman of the Annual Meeting on the day of the Annual Meeting or on the day of any adjournments thereof, or (c) registering with the scrutineer at the Annual Meeting as a shareholder present in person, whereupon such proxy shall be deemed to have been revoked.

Voting of Shares and Exercise of Discretion of Proxies

      On any poll, the persons named in the proxy will vote the shares in respect of which they are appointed, and where direction is given by the shareholder in respect of voting for or against any resolution, will do so in accordance with such direction. A majority of the votes cast on any matter presented is necessary to approve any such matter.

      In the absence of any direction in the proxy, it is intended that such shares will be voted in favor of each of the proposals referred to in the proxy. The proxy, when properly signed, confers discretionary authority with respect to amendments or variations to any matters which may properly be brought before the Annual Meeting. At the date of this proxy statement, management of the Corporation is not aware of any such amendments, variations or other matters to be presented for action at the Annual Meeting. However, if any other matters which are not now known to the management should properly come before the Annual Meeting, the proxies hereby solicited will be voted on such matters in accordance with the best judgment of the persons named in the enclosed proxy.

Voting of Common Shares — Advice to Beneficial Holders of Securities

      A substantial number of the Corporation’s shareholders do not hold common shares in their own name. Shareholders who do not hold their common shares in their own name (referred to in this proxy statement as “Beneficial Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of the Corporation as the registered holders of common shares can be recognized, acted upon or voted at the Annual Meeting. If common shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares will not be registered in the Beneficial Shareholder’s name on the records of the Corporation. Such shares will more likely be registered under the name of the Beneficial Shareholder’s broker or an agent of that broker.

      Pursuant to the rules of the American Stock Exchange (“AMEX”), shares held by brokers or their nominees can be voted on most proposals for which they did not receive instructions from Beneficial Shareholders for whom such shares are held if proxy materials have been transmitted by such brokers to the Beneficial Shareholders in accordance with AMEX rules and the broker or nominee does not have knowledge of any contest as to the actions to be taken at the meeting. However, brokers and nominees are not permitted under any circumstances to vote shares they hold on behalf of Beneficial Shareholders without directions from such Beneficial Shareholders if the proposal to be voted upon involves a merger, consolidation or other matter which may substantially affect the rights of shareholders. If a broker does not have authority to vote on certain matters, but is permitted to vote on other matters, as described above, the broker will only provide a proxy for those proposals for which the broker has authority to vote. A proxy which votes on one matter, but indicates that the record holder does not have the authority to vote on other matters is referred to as a “broker non-vote”.

      Applicable regulatory policy requires intermediaries and brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary and broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Annual Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided to registered shareholders; however, its purpose is limited to instructing the broker how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Independent Investor Communications Corporation (“IICC”) in Canada and ADP Investor Communication Services (“ADP”) in the United States. IICC and ADP typically apply a special sticker to the proxy forms, mail those forms to the Beneficial Shareholders and ask Beneficial Shareholders to return the proxy forms to IICC for Canada and ADP for the United States. IICC and ADP then tabulate the results of all instructions received and provide appropriate instructions respecting the voting of shares to be represented at the Annual Meeting. A Beneficial Shareholder receiving a proxy with an IICC or ADP sticker on it cannot use that proxy to vote shares directly at the Annual Meeting, rather the proxy must be returned to IICC or ADP well in advance of the Annual Meeting in order to have the shares voted.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

      On the Record Date, the Corporation’s outstanding voting securities consisted of 74,923,168 common shares without par value, each share carrying the right to one vote on each matter to be voted on by shareholders at the Annual Meeting. Under Yukon Territory law, shareholders may vote either by a show of hands or by poll. At the Annual Meeting, all matters will be submitted to shareholders by poll. In a vote by poll, every shareholder shall have one vote for each common share of which he is the holder.

      Only shareholders of record at the close of business on April 8, 2004 who either personally attend the Annual Meeting or who complete and deliver a proxy in the manner and subject to the provisions set out under the heading “Appointment and Revocation of Proxies”, will be entitled to have his or her shares voted at the Annual Meeting or any adjournments or postponements thereof.

      The holders of a majority of the total common shares issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining whether a quorum is present under Yukon Territory law, broker non-votes and abstentions count towards the establishment of a quorum. The election of directors requires the affirmative vote of the holders of 5% of the issued and outstanding common shares, present in person or by proxy, at the Annual Meeting; and the ratification of KPMG LLP requires the affirmative vote of the holders of a majority of common shares cast, in person or by proxy, at the Annual Meeting. With respect to broker non-votes, the shares will not be considered present at the Annual Meeting for these matters so that broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as of the Record Date, certain information with respect to ownership of the Corporation’s common shares as to (a) all persons known to the Corporation to be the beneficial owners of more than five percent of the Corporation’s outstanding common shares, (b) each director, (c) each nominee for director, (d) each of the executive officers named in the Summary Compensation Table, and (e) all executive officers and directors of the Corporation as a group. To the Corporation’s knowledge, and based on a review of public filings made with the Securities and Exchange Commission (the “Commission”) as of the Record Date, the Corporation did not have any beneficial owners of more than five percent of the Corporation’s common shares. Unless otherwise indicated, all common shares are owned directly and each owner has sole voting and investment power with respect to such shares.

      The information as to shares beneficially owned or over which the below-named officers and directors exercise control or direction that is not within the knowledge of the Corporation has been furnished by the respective officers and directors individually.

	Amount of	Percent of
Name of Beneficial Owner	Common Shares	Class(a)

Directors and Executive Officers:
Michael D. Watford(b)	2,960,837	3.9%
W. Charles Helton(c)	753,329	1.0%
James E. Nielson(d)	195,000	*
Robert E. Rigney(e)	846,174	1.1%
James C. Roe(f)	316,520	*
F. Fox Benton III(g)	1,087,900	1.4%
Charlotte Kauffman(h)	326,250	*
Stephen Kneller(i)	327,787	*
George M. Patterson(j)	260,250	*
Brian Ault(k)	227,500	*
Common shares all directors and executive officers own as a group (10 persons)(l)	7,336,547	7.4%

*	Less than 1%

(a)	As of April 8, 2004 there were 74,923,168 common shares outstanding.

(b)	Includes 2,040,156 common shares issuable upon exercise of vested options.

(c)	Includes 366,000 common shares issuable upon exercise of vested options. This total includes 20,000 shares owned by the Helton Family Foundation of which Dr. Helton has shared voting power.

(d)	Includes 155,000 common shares issuable upon exercise of vested options.

(e)	Includes 155,000 common shares issuable upon exercise of vested options.

(f)	Includes 85,000 common shares issuable upon exercise of vested options.

(g)	Includes 472,500 common shares issuable upon exercise of vested options. This total also includes 110,000 shares owned by Moreno Energy and 300,000 shares owned by Benton Asset Partners, of which Mr. Benton has shared voting power.

(h)	Includes 293,750 common shares issuable upon exercise of vested options.

(i)	Includes 297,500 common shares issuable upon exercise of vested options.

(j)	Includes 104,250 common shares issuable upon exercise of vested options.

(k)	Includes 217,500 common shares issuable upon exercise of vested options.

(l)	Includes 4,211,656 common shares issuable upon exercise of vested options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Corporation’s directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file with the Commission and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Corporation.

      To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, the Corporation believes that all reporting obligations of the Corporation’s officers, directors and greater than 10% shareholders under Section 16(a) were satisfied during the year ended December 31, 2003.

STATEMENT OF EXECUTIVE COMPENSATION

Summary Compensation Table

      The following Summary Compensation Table sets forth all annual and long-term compensation for services rendered in all capacities to the Corporation (on a consolidated basis) during the periods indicated to persons described below (the “Named Executive Officers”).

					Long-Term Compensation

					Awards

		Annual Compensation			Restricted	Securities
					Shares or	Underlying
				Other Annual	Restricted	Options	All Other
		Salary	Bonus	Compensation	Share Units	Granted	Compensation
Name and Principal Position	Year	(US$)	(US$)(1)(2)	(3)	(#)	(#)	(US$)

Michael D. Watford	2003	$290,000	$999,100	—	—	100,000	$—
Chairman of the Board,	2002	$290,000	$793,600	—	—	100,000	$—
CEO & President	2001	$285,833	$636,000	—	—	250,000	$—
Charlotte Kauffman	2003	$125,417	$79,320	—	—	25,000	$—
Corporate Secretary &	2002	$120,000	$82,720	—	—	25,000	$—
General Counsel	2001	$104,167	$110,750	—	—	60,000	$—
Stephen Kneller	2003	$134,167	$143,300	—	—	50,000	$—
VP Exploration	2002	$120,000	$125,300	—	—	50,000	$—
Domestic	2001	$103,375	$139,300	—	—	75,000	$—
Fox Benton III	2003	$134,167	$128,300	—	—	50,000	$—
Chief Financial Officer	2002	$115,000	$119,300	—	—	50,000	$—
	2001	$104,375	$123,300	—	—	75,000	$—
Brian A. Ault	2003	$134,167	$118,300	—	—	50,000	$—
VP Operations	2002	$117,000	$125,300	—	—	50,000	$—
	2001	$101,500	$133,300	—	—	75,000	$—

(1)	Represents cash and stock issued for services rendered in such year. Michael Watford received stock at a value of $709,100 in 2003, $503,600 in 2002 and $375,000 in 2001; Charlotte Kauffman received stock at a value of $19,320 in 2003, $17,720 in 2002 and $45,750 in 2001; and Stephen Kneller, Fox Benton and Brian Ault received stock at a value of $48,300 in 2003, $44,300 in 2002 and $53,300 in 2001.

(2)	Bonuses were paid in the year after the date indicated to reflect accomplishments in the year indicated.

(3)	None of the Named Executive Officers received perquisites or other personal benefits, securities or property, the aggregate annual amount of which exceeded the lesser of $50,000 or 10% of the total annual salary and bonus of such officer.

Compensation of Directors

      Directors who are not officers of the Corporation are currently paid $50,000, divided as one-half in cash and one-half in common stock, for their services as directors. During the year ended December 31, 2003, no cash compensation was paid or payable to directors or entities controlled by directors except for compensation paid to the Named Executive Officers as described above. Each Director who is not an officer, received 5,000 common shares. Directors are also entitled to participate in Ultra’s 2000 Stock Incentive Plan, and are entitled to an annual automatic award of options to purchase 20,000 common shares thereunder. As of December 31, 2003, options to purchase an aggregate of 781,000 common shares were outstanding in favor of current directors who are not officers of the Corporation. As of December 31, 2003, an aggregate of 20,000 common shares were issued to current directors who are not officers of the Corporation.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee is comprised of Messrs. Rigney, Helton and Nielson, with Mr. Rigney acting as its Chairman. None of the members of the Compensation Committee are former officers of the Corporation or had any relationship requiring disclosure pursuant to the Exchange Act under this caption.

Employment Agreements

      The Corporation has an employment contract with Michael D. Watford, the Corporation’s Chairman, Chief Executive Officer and President. The contract provides for an initial term of three years commencing February 1, 2004 that will be automatically extended for successive one-year periods with a 90 day written notice for early termination. The agreement provides for a base salary of $425,000, which is subject to an annual adjustment based upon a review of Mr. Watford’s compensation by the Corporation’s Compensation Committee. Any adjustments to Mr. Watford’s compensation will be based on performance and then-current market conditions for comparable positions. The contract also provides for an annual incentive compensation award ranging between 50% and 100% of Mr. Watford’s salary as determined by the Compensation Committee and recommended by the Compensation Committee to the Board for approval, and a retention bonus. Mr. Watford’s retention bonus consists of an aggregate of 60,000 common shares if he continues his employment with the Corporation over a three year period. These shares shall vest in three equal parts at twelve-month intervals. In addition, the Board may consider the grant of options on an annual basis based upon performance.

      In connection with the execution of his employment agreement, Mr. Watford received a one-time award of options to purchase 200,000 of the Corporation’s common shares, with an expiration period of ten years. In the event Mr. Watford is terminated prior to the end of his contract other than for just cause, Mr. Watford would be paid a severance of his salary and bonus for the 12 months immediately preceding the termination. Upon termination of the agreement and Mr. Watford’s employment by the Corporation other than for just cause, all previously awarded stock options which have not previously vested shall vest immediately in full.

Options and Stock Appreciation Rights

Option Grants During the Most Recently Completed Fiscal Year

		% of Total
	Securities	Options			Grant Date
	Underlying	Granted to	Exercise or		Present
	Options Granted	Employees in	Base Price(1)	Expiration	Value
Name	(#)(3)	Fiscal Year	(US$/Security)	Date	(US$)(2)

Michael D. Watford	100,000	15%	$9.66	4-25-2013	$446,894
Charlotte Kauffman	25,000	4%	$9.66	4-25-2013	$111,724
Stephen Kneller	50,000	8%	$9.66	4-25-2013	$223,447
Fox Benton III	50,000	8%	$9.66	4-25-2013	$223,447
Brian A. Ault	50,000	8%	$9.66	4-25-2013	$223,447

(1)	Exercise price is based on the previous 5 days average closing price on the AMEX on the grant date.

(2)	The value has been calculated using a variation of the Black-Scholes stock option valuation methodology. The applied model used the grant date of April 25, 2003 for all the officers on the table and assumed a stock price volatility of 25 percent, a risk-free rate of return of 4.35 percent and an expected option life of ten years. There were no adjustments made to the model for risk of forfeiture. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(3)	The stock options vest on the one year anniversary of the grant date with a quarter vesting every three months. Options will expire if not exercised before the expiration date shown above and may expire sooner in the event of termination of employment. All options become immediately exercisable in the event of change of control of the Corporation.

Aggregated Option Exercises in Most Recently Completed

Fiscal Year and FY-End Option Values

			Number of Securities
			Underlying	Value of Unexercised
			Unexercised Options	In-the-Money Options
	Securities Acquired	Aggregate Value	at December 31, 2003	at Dec. 31, 2003(2)
	on Exercise	Realized	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Name	(#)	(US$)(1)	(#)	(US$)

Michael D. Watford	100,000	$1,332,000	2,015,156/50,000	$47,284,046/$748,000
Charlotte Kauffman	20,000	$430,848	287,500/12,500	6,374,200/187,000
Stephen Kneller	35,000	$496,699	300,000/25,000	6,157,250/374,000
Fox Benton III	40,000	$869,416	460,000/25,000	10,147,250/374,000
Brian Ault	—	N/A	230,000/25,000	4,494,650/374,200

(1)	This amount is the aggregate of the market value of the common stock at the time each stock option was exercised minus the exercise price of that option.

(2)	This amount is the aggregate of the number of in-the-money options multiplied by the difference between the exercise price for that option and $24.62, the closing price of the common stock on the AMEX on December 31, 2003.

Performance Graph

      The following graph compares the yearly percentage change in the Corporation’s cumulative total shareholder return on its common shares with the cumulative total return of the S&P/ TSX Composite Index and the S&P/ TSX Capped Energy Index. For this purpose, the yearly percentage change in the Corporation’s cumulative total shareholder return is calculated by dividing (a) the sum of the dividends paid during the “measurement period,” and the difference between the price for the Corporation’s shares at the end and the beginning of the measurement period, by (b) the price for the Corporation’s common shares at the beginning of the measurement period. “Measurement period” means the period beginning at the market close on the last trading day before the beginning of the Corporation’s fifth preceding fiscal year, through and including the end of the Corporation’s most recently completed fiscal year. The Corporation first became listed on the Toronto Stock Exchange (the “TSX”) in 1998 and became listed on the American Stock Exchange (the “AMEX”) on January 17, 2001. On March 31, 2004 the Corporation voluntarily delisted from the TSX.

	1998	1999	2000	2001	2002	2003

Ultra Petroleum Corp.	$100	$80	$316	$716	$1,165	$2,896
S&P/ TSX Composite	$100	$132	$141	$124	$108	$137
S&P/ TSX Capped Energy	$100	$126	$184	$196	$218	$269

CORPORATE GOVERNANCE

Statement of Corporate Governance Practices

      This statement of corporate governance practices is made pursuant to the policies and guidelines (the “Guidelines”) of the TSE. The Guidelines are consistent with policies addressed by the American Stock Exchange (“AMEX”) as well. The Guidelines address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees, and the effectiveness and education of board members.

      The Corporation’s Board of Directors and senior management considers effective corporate governance to be central to the proper operation of the Corporation and the interests of its shareholders and other stakeholders. This disclosure statement has been prepared by the Corporate Governance Committee of the Board and has been approved by the Board of Directors.

Mandate of the Board

      The Board of Directors has explicitly acknowledged responsibility for the management of the business and affairs of, and to act with a view to the best interests of, the Corporation. The mandate of the Board to deal with this responsibility is expressed to include, among other matters:

(a)	the adoption of a strategic planning process;

(b)	the identification on a regular basis of the principal risks of the Corporation’s business and the establishment of appropriate systems to manage these risks;

(c)	the assessment of management performance, considering succession planning, and taking responsibility for appointing, training and monitoring senior management;

(d)	establishing a policy to facilitate communications with shareholders and others involved with the Corporation;

(e)	addressing the integrity of the Corporation’s internal control and management information systems; and

(f)	considering, from time to time, matters that pertain to the Corporation operating in a foreign country or countries.

Board Composition and Independence from Management

      The Board believes that three of the five current directors and three of the five nominated directors are “unrelated directors” and that the remainder may be considered to be “related directors” within the meaning of the Guidelines and such directors are considered independent for the purposes of the AMEX rules. An “unrelated director” under the Guidelines is a director who is independent of management and free from any interest, business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act, other than interests arising from shareholdings. In defining an “unrelated director,” the Guidelines place emphasis on the ability of a director to exercise objective judgment.

      In deciding whether a particular director was a “related director” or an “unrelated director” for purposes of the Guidelines, the Board of Directors examined the factual circumstances of each director and considered them in the context of other relevant factors. Its determination was made based solely with regard to the language of the Guidelines. The Board also concluded that no director would be unable to be sensitive to potential conflicts of interest, to act objectively or to perform his duties in the best interests of the Corporation.

      The Board has considered the Guidelines’ recommendations regarding additional structures or procedures to ensure the Board of Directors’ independence from management and concluded that the

Corporation’s existing governance practices are sufficient. All directors are expected to exercise prudent business judgment at all times.

      Mr. Watford serves as Chairman of the Board of Directors. The TSE states that the independence of a board is most simply assured by appointing a Chair who is not a member of management. The Board has considered the issue of an independent chair of the Board. In light of Mr. Watford’s guidance in the successful development of the business of the Corporation, the Board considers him uniquely suited to fulfill the role of Chair at meetings of the Board of Directors.

      The Board has encouraged management to identify opportunities for the Corporation and expects to assess and respond to risks associated in cooperation with management. These expectations have been met to date.

Decisions Requiring Board Approval

      The Board of Directors does not have a formal policy setting out which matters must be brought by management to the Board for approval. There is a clear understanding between management and the Board that all transactions and other matters of a material nature should be presented for consideration and, if appropriate, approval by the Board, including the hiring or termination of any member of senior management. It is recognized that, from time to time, it may be appropriate for an individual director, or group of them, to engage an outside advisor at the expense of the Corporation. Such engagement would be subject to the approval of the Board of Directors.

      Code of Business Conduct and Ethics. In February 2003, the Board adopted a Code of Business Conduct and Ethics which applies to all directors, officers and employees of the Corporation. The Board has not granted any waivers to the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is accessible on the Corporation’s website http://www.ultrapetroleum.com. Any amendments to or waivers of the Code of Conduct and Business Ethics will also be posted on the Corporation’s website.

      Communication with the Board of Directors. In order to provide the Corporation’s shareholders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to directors. The Corporation’s shareholders and other interested persons may communicate with the Chairman of the Corporation’s Audit Committee or with the non-management directors of the Corporation as a group by written communications addressed in care of Charlotte Kauffman, Corporate Secretary, Ultra Petroleum Corp., 363 North Sam Houston Parkway East, Suite 1200, Houston, Texas 77060.

      All communications received in accordance with these procedures will be reviewed initially by senior management of the Corporation. Senior management will relay all such communications to the appropriate director or directors unless it is determined that the communication (a) does not relate to the business or affairs of the Corporation or the functioning or constitution of the Board of Directors or any of its committees; (b) related to routine or insignificant matters that do not warrant the attention of the Board of Directors; (c) is an advertisement or other commercial solicitation or communication; (d) is frivolous or offensive; or (e) is otherwise not appropriate for delivery to directors.

      The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

      The Corporate Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Board Committees

      The Board of Directors has four committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Corporate Governance Committee. The Board may add new committees or remove existing committees as it deems advisable for purposes of fulfilling its primary responsibilities. Each committee will perform its duties as assigned by the Board of Directors in compliance with the Corporation’s by-laws. The committees and their mandates are outlined below:

      Audit Committee. The purpose of the Audit Committee is to oversee (i) the integrity of the Corporation’s financial statements and disclosures, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Corporation’s independent auditors, (iv) the performance of the Corporation’s internal audit function and independent auditors, (v) the Corporation’s internal control systems, and (vi) the Corporation’s procedures for monitoring compliance with the Corporation’s Code of Business Conduct and Ethics.

      The principal function of the Audit Committee is to assist the Board of Directors in the areas of financial reporting and accounting integrity. As such, it meets periodically with the independent auditors and management, including each in executive session. Management is solely responsible for the financial statements and the financial reporting process, including the system of internal controls, and has represented to the Audit Committee and the Board of Directors that the financial statements discussed below were prepared in accordance with accounting principles generally accepted in the United States of America appropriate in the circumstances and necessarily include some amounts based on management’s estimates and judgments. The Corporation’s independent auditors, KPMG LLP, are responsible for expressing an opinion on the conformity of these financial statements, in all material respects, with accounting principles generally accepted in the United States of America.

      The Audit Committee’s Charter provides that the Corporation’s independent auditor may provide only those services pre-approved by the Audit Committee. The Audit Committee annually reviews and pre-approves the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by the independent auditor. To the extent practicable, at the same meeting the Audit Committee also reviews and approves a budget for each of such services.

      Services proposed to be provided by the independent auditor that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be approved by the Audit Committee.

      All requests or applications for the independent auditor to provide services to the Corporation must be submitted to the Audit Committee by the independent auditor and management and state as to whether, in their view, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence. In the event that any member of management or the independent auditor becomes aware that any services are being, or have been, provided by the independent auditor to the Corporation without the requisite pre-approval, such individual must immediately notify the Chief Financial Officer, who must promptly notify the Chairman of the Audit Committee and appropriate management so that prompt action may be taken to the extent deemed necessary or advisable.

      The Audit Committee may delegate to a member(s), the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services, provided that any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting.

      This Committee is comprised of Messrs. Nielson, Helton and Roe. The Board of Directors has affirmatively determined that each of the members is financially literate and is an independent director for purposes of AMEX rules applicable to members of the audit committee, meaning that the director has no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation (an “Independent Director”). Additionally, the Board of Directors has determined that Nielson is a financial expert and is independent under the Securities and Exchange Act of

1934, as amended. An audit committee financial expert is a person who has (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of said principles in connection with the accounting for estimates, accruals and reserves, (iii) experience auditing, analyzing or evaluating financial statements of comparable breadth and complexity to Ultra’s financial statements, and (iv) an understanding of internal controls and procedures. The Audit Committee has sole responsibility for retaining, dismissing and compensating the Corporation’s independent auditors. The Board of Directors adopted an Audit Committee Charter in 2001 and revised the Charter in 2004 to meet the updated requirements of the SEC and the AMEX. The Audit Committee’s report on its activities during 2003 and 2004 appear later in this proxy statement under the caption “Audit Committee Report.”

      The Audit Committee held 4 meetings during 2003. All members of the Audit Committee attended the meetings. The Audit Committee Charter is available on the Corporation’s website at http//www.ultrapetroleum.com.

      Compensation Committee. The purpose of the Compensation Committee is to (i) assist the Board of Directors in the discharge of its fiduciary responsibilities relating to the fair and competitive compensation of the Corporation’s Chief Executive Officer (“CEO”) and review of the other executives compensation. The Committee administers the Corporation’s incentive compensation and stock option and other equity based plans in which the CEO and other executive officers and employees may be participants and recommends to the Board amendments to such plans or adoption of new plans. In connection with administering such plans, the Committee shall have the authority to (i) approve option guidelines and the general size of overall grants, (ii) recommend grants, (iii) interpret the plans, (iv) determine the rules and regulations relating to the plans, (v) modify or cancel existing grants and substitute new grants (with the consent of grantees), (vi) recommend employees eligible to participate in the plans, and (vii) impose such limitations, restrictions and conditions upon any award as the Committee deems appropriate and as permitted under the applicable plan. The Committee annually reviews and establishes the base salary, incentive compensation, deferred compensation, stock options, performance units and other equity based awards for the CEO and makes recommendations to the CEO with respect to compensation of the Corporation’s other executive officers. Members are Helton, Nielson and Rigney. Mr. Rigney is the only non-independent director under the guidelines of the AMEX. Due to the small size of the Corporation’s board, it is in the best interest of the Corporation to include Mr. Rigney on the Committee. The Compensation Committee held 3 meetings during 2003. All members of the Compensation Committee attended all meetings. The Compensation Committee Charter is available on the Corporation’s website at http//www.ultrapetroleum.com.

      Nominating and Corporate Governance Committees. The purpose of the Committees are to (i) identify and recommend to the Board individuals qualified to be nominated for election to the Board, (ii) recommend to the Board the members and Chairperson for each Board committee, (iii) periodically review and assess the Corporation’s Corporate Governance Principles and the Corporation’s Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board. The Nominating and Corporate Governance Committee Charter is available on the Corporation’s website at http//www.ultrapetroleum.com.

      Nominating Committee. The Nominating Committee has established certain criteria it considers as guidelines in considering nominations to the Corporation’s Board of Directors. The criteria include: (a) personal characteristics, including such matters as integrity, age, education, diversity of background and experience, absence of potential conflicts of interest with the Corporation or its operations, and the availability and willingness to devote sufficient time to the duties of a director of the Corporation; (b) experience in corporate management; (c) experience as a board member of another Corporation; and (d) practical and mature business judgment. The criteria are not exhaustive and the Nominating Committee and the Board of Directors may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The Nominating Committee’s goal is to assemble a Board of Directors that brings to the Corporation a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating Committee also considers candidates with appropriate non-business backgrounds. The Nominating Committee members included Messrs. Nielsen, Watford and Helton. Mr. Watford is the only non-independent member. Due to the small size of the Corporation’s board it was in the best interest of the Corporation to include Mr. Watford on this Committee.

      The Board of Directors believes that, based on the Nominating Committee’s knowledge of the Corporation’s corporate governance principles and the needs and qualifications of the Board at any given time, the Nominating Committee is best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. Accordingly, it is the policy of the Nominating Committee not to accept unsolicited nominations from stockholders. In making its nominations, the Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the committee’s criteria for Board service are re-nominated. As to new candidates, the committee will generally poll the Board members and members of management for recommendations. The committee may also review the composition and qualification of the boards of directors of the Corporation’s competitors, and may seek input from industry experts or analysts. The committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the committee evaluates each individual in the context of the Board as whole, with the objective of assembling a group that can best represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the committee makes its recommendation to the Board of Directors.

      Corporate Governance Committee. The Corporate Governance Committee is responsible for reviewing and determining corporate governance duties and procedures and, where necessary, making recommendations to the Board of Directors on changes to corporate governance policies and procedures. This Committee is comprised of Messrs. Roe, Nielson and Helton.

      The Corporate Governance Committee met one time during the last year. All members of the Corporate Governance Committee attended the meetings. The Nominating and Corporate Governance Committee Charter is available on the Corporation’s website at http://www.ultrapetroleum.com.

Corporate Governance Principles

      In 2004, the Corporation and the Board adopted the Corporate Governance Principles (the “Principles”) to assist the Board of Directors (the “Board”) in the exercise of its responsibilities. These guidelines will be interpreted in the context of all applicable laws and the Corporation’s Certificate of Incorporation, Bylaws and other corporate governance documents. The Principles are intended to serve as a flexible framework within which the Board may conduct its business and not as a set of legally binding obligations. The Corporation’s Corporate Governance Principles is available on the Corporation’s website at http//www.ultrapetroleum.com.

      The Board of Directors met formally three times during the last fiscal year. During the last fiscal year, all directors attended at least 75% of the total number of meetings of the Board of Directors, and each committee member attended at least 75% of the total number of meetings held by all committees on which he served.

Shareholder Relations and Feedback

      All inquiries from shareholders and the investment community are referred initially to the Corporation’s Chief Executive Officer, who ensures that the Corporation provides a satisfactory reply to the inquiry. The Corporation believes that its communications are sufficient and responsive.

COMPENSATION COMMITTEE REPORT

      The compensation policy of the Corporation for determining executive compensation is performance based and focuses on management’s fundamental objective of maximizing long-term shareholder value. The Corporation’s executive compensation consists of a base salary, an annual bonus, and/or long-term equity-based incentives in the form of stock options and bonus stock. To date, no specific formulae have been developed to assign specific weighting to each of these components. The Corporation’s compensation philosophy is to foster entrepreneurship at all levels of the organization by making long-term equity-based incentives, through the granting of stock options, a significant component of executive compensation. As a result, a significant portion of executive compensation relies on the Corporation’s common share price achieving satisfactory long-term performance. The Compensation Committee uses third party compensation data to assist with salary determinations and to assist in assessing competitiveness of salaries paid by the Corporation. The Compensation Committee considers the amount and terms of outstanding options when determining whether and how many new option grants are to be made.

Base Salary

      The Compensation Committee reviews and approves the salary ranges for the Corporation’s employees. Comparative data is accumulated from a number of external sources, including independent consultants. The policy for determining salaries for executive officers is consistent with the administration of salaries for all other employees. Base salaries for executives are determined by assessment of the executive’s individual performance, the Corporation’s performance and consideration of competitive compensation levels for the markets in which the Corporation operates. In 2003, base salaries increased for certain officers, other than the CEO, in order to make salaries competitive in the industry.

Bonus

      The annual incentive component of executive’s compensation relates to specific accomplishments during the year. Annual incentive compensation may be paid in cash, or common shares. The executive can receive a percentage of his salary within a set percentage range for the individual based on the contribution from the individual to the overall Corporation goals. For 2003, based on obtaining the specified corporate goals of reserve growth, increase in production, cash and earnings targets as well as approval of development of two China fields, and an evaluation of the individual performance of each executive officer, the Corporation’s executive officers were awarded a bonus, consisting of cash, in the upper range of the bonuses available to executive officers.

Long-Term Compensation

      The Corporation has a broad-based employee stock option plan. The plan is designed to encourage stock ownership and entrepreneurship on the part of all employees and, in particular, all executive officers. The plan aligns the interests of executive officers with shareholders by linking a significant component of executive compensation to the long-term performance of the Corporation’s common shares. Individual grants are determined by an assessment of an individual’s current and expected future performance, level of responsibilities and the importance of his/her position with, and contribution to, the Corporation. The executive officers who are most involved in the evolution of the Corporation are the officers who are prioritized in terms of equity-based compensation. As such, Michael D. Watford is the officer who receives the greatest amount of equity-based compensation.

      In May 2002, the Compensation Committee established a Long-Term Incentive Compensation Plan to reward select officers and employees for achieving long-term performance objectives. The Committee established a $3 million pool to be distributed in early 2005 based on three-year performance targets being satisfied. The percentage of the units established by the Committee are eligible to vest for each year of the Plan with the Committee determining annually the percentage amount of the participation award as a whole as well as the participant(s) percentage for that year. Units vest to the extent that the Committee determines that the Corporation has achieved its targets for the specific performance objectives for that time period. No payments have been distributed under the plan.

Compensation of Chief Executive Officer

      The same criteria used to evaluate the salaries, bonus, and long-term compensation of executive officers is also used to determine the compensation of Michael D. Watford, the Corporation’s Chairman, Chief Executive Officer and President. Mr. Watford’s base salary is set pursuant to an employment agreement between Mr. Watford and the Corporation. Mr. Watford’s employment contract provides for an annual incentive compensation award ranging between 50% and 100% of Mr. Watford’s salary. Based on Mr. Watford’s leadership in attaining the corporate goals for 2003, particularly reserve growth, increase in production and obtaining and exceeding cash flow and earnings targets, Mr. Watford was awarded the maximum cash bonus under his employment agreement. In addition, as provided in his employment agreement, Mr. Watford was granted 62,500 common shares as the final grant of a retention bonus of 250,000 common shares over the term of his employment agreement.

Mr. Robert E. Rigney
Dr. W. Charles Helton
Mr. James Nielson

AUDIT COMMITTEE REPORT

      The Audit Committee’s powers and responsibilities, and the qualifications required of each of its members, are set forth in the Audit Committee Charter. Actions taken by the Audit Committee during 2003 and 2004 consisted of the following:

      Amended Committee Charter. Based on the recommendation of the Audit Committee after consideration of the newly issued listing standards of the AMEX, the Board of Directors amended the Charter in 2004. A copy of the Audit Committee Charter, as revised, is attached as Annex I, and is available on the corporate website at http//www.ultrapetroleum.com. The principal changes, which enumerate details of the responsibilities of the Audit Committee as required by the listing standards, were:

(a)	to provide that the Audit Committee review and discuss quarterly disclosures contained in the financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Corporation’s SEC filings, prior to the filing of such disclosures;

(b)	to provide that the Audit Committee generally review the type of information to be disclosed in earnings press releases;

(c)	to formally require the Audit Committee to periodically consult with management about internal controls, completeness and accuracy of financial statements and audit procedures; and

(d)	to make other minor modifications to conform provisions of the existing charter to technical requirements of rules recently adopted by the Securities and Exchange Commission as proposed by the AMEX.

      Audit Fees Paid to Independent Auditors. Fees paid for professional services rendered related to the audit of the Corporation’s annual financial statements and review of the quarterly financial statements for the year ended December 31, 2002 by KPMG LLP, were $90,000. For the year ended December 31, 2003, fees paid for professional services rendered by KPMG LLP for the annual audit and quarterly reviews were $123,000, including out-of-pocket expenses.

      Audit-related Fees. There were no audit-related fees paid in 2002 or 2003.

      Tax Fees. Professional services billed by Grant Thorton LLP for the review of the federal tax return, federal, state and local tax planning and advice, quarterly estimated tax payments, and assistance/analysis of tax attributes for 2003 were $37,500. The Audit Committee in 2002 decided to move all tax related services to Grant Thorton from KPMG. In 2002, tax related fees of $7,313 were billed by KPMG to the Corporation.

      All Other Fees. Professional services for Jefferson Wells International related to consultation regarding the Corporation’s internal controls for compliance with Section 404 of Sarbanes-Oxley Act were $63,893.

      All of the services provided by the Corporation’s independent auditors during 2002 and 2003 were pre-approved by the Audit Committee.

      Approval of Corporation’s Annual Report on Form 10-K. Acting pursuant to its Charter, the Audit Committee reviewed the Corporation’s audited financial statements at, and for the year ended, December 31, 2003 with management and the Corporation’s independent auditors and recommended to the Corporation’s Board of Directors that the financial statements be included in the Corporation’s Annual Report on Form 10-K for 2003. This recommendation was based on: the Audit Committee’s review of the audited financial statements; discussion of the financial statements with management; discussion with the Corporation’s independent auditors, KPMG LLP, of the matters required to be discussed by auditing standards generally accepted in the United States of America, including the matters required to be discussed by SAS 61; receipt from KPMG LLP of the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); discussions with

KPMG LLP regarding its independence from the Corporation and its management; and KPMG LLP’s confirmation that it would issue its opinion that the consolidated financial statements present fairly, in all material respects, the financial position of the Corporation and its consolidated subsidiaries and the results of their operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America.

Mr. James Nielson
Dr. William C. Helton
Mr. James C. Roe

PROPOSAL I

ELECTION OF DIRECTORS

      Each director of the Corporation is elected annually and holds office until the next Annual Meeting of the shareholders unless that person ceases to be a director before then. In the absence of instructions to the contrary, the shares represented by a properly completed proxy will, on a poll, be voted for the nominees herein listed. Each incumbent director identified in the table below is a nominee for election as director of the Corporation. Each of the nominees has consented to be nominated and have expressed their intention to serve if elected. Management does not contemplate that any of the nominees set out below will be unable to serve as a director.

Directors and Executive Officers

      The following table provides information with respect to the directors and nominees for director and present executive officers of the Corporation. Please refer to the table under the heading “Beneficial Ownership of Securities — Security Ownership of Certain Beneficial Owners and Management” for a summary of the number of common shares owned by each of the Corporation’s directors and executive officers. Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board of Directors or his earlier removal or resignation from office.

			Position
Name	Age	Position with the Corporation	Since

Michael D. Watford	50	Chairman of the Board, CEO, President and Director	1999
Dr. William C. Helton	62	Director	1994
James E. Nielson	73	Director	2001
Robert E. Rigney	72	Director	2001
James C. Roe	75	Director	2001
F. Fox Benton III	37	CFO	2002
Charlotte Kauffman	45	Corporate Secretary and General Counsel	1998
Stephen Kneller	49	VP, Exploration — Domestic	1998
George M. Patterson	58	VP, Exploration — International	2001
Brian Ault	40	VP, Operations	2002

      Mr. Michael D. Watford has been the Corporation’s Chairman of the Board, Chief Executive Officer, President and a Director since January 1999. From August 1997 until February 1999, Mr. Watford was a consultant in private practice. Prior to consulting, Mr. Watford was the President, Chief Executive Officer and a director of Nuevo Energy Company, a public energy company from 1994 until 1997. Mr. Watford has been in the energy business for 29 years and has become familiar with virtually every aspect of the industry, holding senior management positions in marketing, exploration and production, and corporate finance.

      Dr. William C. Helton has been a director of the Corporation since August 1994. Dr. Helton is a medical doctor and has been the President, Chief Financial Officer and a director of Enterprise Exploration & Production Inc., a private oil and gas exploration and development company, for more than 5 years.

      Mr. James E. Nielson has been a director of the Corporation since February 2001. Mr. Nielson is the owner of Nielson & Associates of Cody, Wyoming, an independent oil and gas firm that he founded in 1992. Prior to forming that company, Mr. Nielson formed JN Oil and Gas, a privately owned oil and gas exploration company, and remained its President and Chief Executive Officer until the sale of the company in 1992. Prior to that, Mr. Nielson had been a director and the Chief Executive Officer and President of Husky Oil from 1971 until 1979.

      Mr. Robert E. Rigney has been a director of the Corporation since June 2001, and was a Consultant to the Corporation from January 2001 to December 2003. Prior to that, Mr. Rigney was the Chief Executive Officer and Chairman of Pendaries Petroleum Ltd. since its inception in 1996. Mr. Rigney has been a diplomat, oil company executive and consultant in Asia for over 21 years.

      Mr. James C. Roe has been a director of the Corporation since January 2001. From 1996 until January 2001, Mr. Roe was a board member of Pendaries Petroleum Ltd. Prior to that, Mr. Roe was Vice President and Owner of Delta-X Corp., a high technology automation system used in oil producing operations until the sale of Delta-X Corp. in 1997. Mr. Roe has been retired since 1997.

      Mr. F. Fox Benton III has been the Corporation’s Chief Financial Officer since May, 2002. Mr. Benton joined the Corporation in June 1999 as Vice President, Corporate Development and Finance. Prior to that, Mr. Benton worked for small independent oil and gas companies primarily engaged in international exploration and production. From 1989 to 1995, Mr. Benton was with Walter International, Inc., a private international independent oil and gas company, and then worked for several other small independents thereafter. Mr. Benton’s experience with these firms was in the areas of business development, operations management, finance and government relations.

      Ms. Charlotte Kauffman has been Corporate Secretary and General Counsel for the Corporation since January 1998. Ms. Kauffman was a legal and land consultant to the Corporation from May 1996 until January 1998, when she became an employee of the Corporation. Prior to that, Ms. Kauffman worked as a land and legal consultant for LLOG Exploration Company from 1992 until 1996. Ms. Kauffman worked for Amoco Production Company from 1981 to 1992.

      Mr. Stephen Kneller has been Vice President, Exploration-Domestic since September 1998. Mr. Kneller joined the Corporation in 1997 as a geologist. Prior to that, Mr. Kneller worked in the exploration department for CNG Producing Co. and CNG Development Co. for 17 years. Mr. Kneller has worked the Green River Basin of Wyoming actively since 1992.

      Mr. George M. Patterson has been Vice President, Exploration-International since July 2001. Mr. Patterson has over 29 years experience as an exploration geologist and senior executive in international major exploration and production companies such as Mobil Oil, Cities Service and Kerr-McGee. Mr. Patterson served as Vice President International Exploration for Kerr-McGee from 1996 to 1999. Mr. Patterson was a consultant for various companies on international exploration and production projects between 1999 and 2001.

      Mr. Brian Ault has been Vice President, Operations since May 2002. Mr. Ault joined the Corporation in 1998 as an engineer. Prior to that, Mr. Ault worked as an engineer for Resource Services International, Burlington Resources and Red Willow Production Company focusing primarily on the Pinedale Anticline and Mesaverde area as well as the San Juan Basin.

PROPOSAL II

RATIFICATION OF INDEPENDENT AUDITORS

      The Corporation’s Board of Directors has appointed KPMG LLP, certified public accountants, as the auditors to examine the financial statements of the Corporation for the fiscal year ended December 31, 2004, and to perform other appropriate accounting services and is requesting ratification of such appointment by the shareholders. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if he desires, and to respond to appropriate questions.

      Management recommends that the shareholders approve and ratify the appointment of KPMG LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2004. Unless otherwise indicated, all properly executed proxies received by management will be voted for such ratification at the Annual Meeting. In the event that the shareholders do not ratify the appointment of KPMG LLP, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of the auditors after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ended December 31, 2004 will be permitted to stand unless the Board of Directors finds other reasons for making the change. It is understood that even if the selection of KPMG LLP is ratified, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Corporation and its shareholders.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Any shareholder who intends to present a proposal at the 2005 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Corporation at our principal executive offices not later than December 16, 2004. The Corporation will not be required to include in its proxy statement or form of proxy a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission. If the date of the 2005 Annual Meeting is changed by more than 30 days from the date of the 2004 Annual Meeting, the deadline for submitting proposals to be included in management’s 2005 proxy statement is a reasonable time before the Corporation begins to print and mail its proxy materials for its 2005 Annual Meeting.

      The persons named in the Corporation’s form of proxy for the 2005 Annual Meeting of Shareholders will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Corporation does not receive notice by March 6, 2005. If the Corporation changes the date of its 2005 Annual Meeting by more than 30 days from the date of the 2004 Annual Meeting, the persons named in the Corporation’s 2005 proxy statement will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Corporation mails its proxy materials for the 2005 Annual Meeting of Shareholders.

      If the date of the 2005 Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the 2004 Annual Meeting, the Corporation shall, in a timely manner, inform shareholders of such change, by including a notice, under Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Corporation’s 2005 proxy statement and the new date for determining whether the Corporation may exercise discretionary voting authority because it has not received timely notice of a matter.

      In order to avoid controversy as to the date on which the Corporation receives any such proposal, it is suggested that shareholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.

OTHER MATTERS

      At the Annual Meeting, shareholders will receive and consider the consolidated financial statements of the Corporation for the year ended December 31, 2003 and the auditor’s report thereon, but no vote by the shareholders with respect thereto is required or proposed to be taken.

      Management knows of no amendment or other matters to come before the Annual Meeting other than the matters referred to in the Notice of Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the accompanying proxy will be voted on such matter at the discretion of the person or persons voting the proxy.

      All information contained in this proxy statement relating to the occupations, affiliations and securities holdings of directors and officers of the Corporation and their relationship and transactions with the Corporation is based upon information received from the individual directors and officers.

ANNEX I

ULTRA PETROLEUM CORP.

AUDIT COMMITTEE CHARTER

      This Audit Committee Charter (“Charter”) sets forth the purpose and membership requirements of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) and establishes the authority and responsibilities delegated to it by the Board.

      1.     Purpose. The purpose of the Committee is to oversee (i) the integrity of the Company’s financial statements and disclosures, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditing firm (the “External Auditor”), (iv) the performance of the Company’s internal audit function and External Auditors, (v) the Company’s internal control systems, and (vi) the Company’s procedures for monitoring compliance with the Company’s Code of Business Conduct and Ethics.

      2.     Committee Members.

      2.1.     Composition. The Audit Committee shall consist of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In determining whether any director is independent, each member of the Committee must meet the independence requirements of the American Stock Exchange (“AMEX”) and applicable state and federal law including the rules and regulations of the Securities and Exchange Commission (“SEC”).

      2.2.     Financial Literacy. All members of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement or become able to do so within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee is to have past experience in finance or accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      2.3.     Appointment. The members of the Committee are to be elected by the Board and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Board shall fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time without cause.

      3.     Authority.

      3.1.     Advisors. The Committee shall have the authority to retain, at the Company’s expense, independent legal, financial and other advisors (“Advisors”) it deems necessary to fulfill its responsibilities.

      3.2.     Investigations. The Committee shall have the authority to conduct investigations that it deems necessary to fulfill its responsibilities.

      3.3.     Information. The Committee shall have the authority to require any officer, director or employee of the Company, the Company’s outside legal counsel and the External Auditor to meet with the Committee and any of its Advisors and to respond to the Committee’s inquiries. The Committee shall have full access to the books, records and facilities of the Company in carrying out its responsibilities.

      3.4.     Funding. The Committee shall have the authority to determine, on behalf of the Company, the compensation of (i) the External Auditor for its services in rendering an audit report and (ii) any Advisors employed by the Company pursuant to Section 3.2.

      4.     Meetings.

      4.1.     Frequency of Meetings. The Committee shall meet at least once per fiscal quarter in connection with its review of the Company’s financial statements and the disclosures that are to be included in the Company’s Form 10-Q and Form 10-K filings with the SEC, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the preparation of the Committee’s report to be included in the Company’s proxy statement in connection with the Company’s annual meeting of stockholders. The Chairperson may call a special meeting at any time he or she deems advisable.

      4.2.     Executive Sessions. The Committee shall maintain free and open communication with (i) the Company’s chief executive officer (“CEO”), (ii) the Company’s chief financial officer (“CFO”), (iii) the Company’s officers responsible for overseeing internal auditing (“Internal Auditor”), (iv) the External Auditor, and (v) the Company’s general counsel, or outside legal counsel retained for general corporate purposes, (“General Counsel”). Also any one or all of the members of the Committee shall have direct access to the Chief Financial Officer and such person and other members of the Company’s management at anytime he or she or they deem necessary to discuss any matters that the Committee or any such person believes should be discussed privately with the Committee.

      4.3.     Minutes. Minutes of each meeting of the Committee shall be kept to document the discharge by the Committee of its responsibilities and a copy thereof shall be sent to the members of the Board.

      4.4.     Quorum. A quorum shall consist of the greater of one-half of the Committee’s membership or two persons. The act of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee.

      4.5.     Agenda. The Chairperson of the Committee shall prepare an agenda for each meeting of the Committee, in consultation with Committee members and any appropriate member of the Company’s management or staff, as necessary. As requested by the Chairperson, members of the Company’s management and staff shall assist the Chairperson with the preparation of any background materials necessary for any Committee meeting.

      4.6.     Presiding Officer. The Chairperson of the Committee shall preside at all Committee meetings. If the Chairperson is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding officer for that meeting.

      5.     External Auditor Oversight.

      5.1.     Selection and Evaluation. Subject to shareholder ratification, if such ratification is required by applicable law or the certificate of incorporation or the bylaws of the Company, the Committee shall have sole responsibility for the appointment, retention, oversight, termination and replacement of the External Auditor and for the approval of all audit and engagement fees. The Committee shall annually, following the completion of the audit reports and at such other times as it deems appropriate, evaluate the performance of the External Auditor.

      5.2.     Independence. The Committee shall periodically meet with management, the Internal Auditor and the External Auditor to assess and satisfy itself that the External Auditor is “independent” in accordance with the rules and regulations of the AMEX and the SEC. The Committee shall annually obtain from the External Auditor a written statement delineating (i) all relationships between the External Auditor and the Company that may impact the External Auditor’s objectivity and independence, (ii) confirmation that none of the Company’s CEO, controller, CFO, chief accounting officer, Internal Auditor, or any person serving in an equivalent position to any of the foregoing for the Company, was employed by such External Auditor and participated in any capacity in the audit of the Company during the one (1) year period preceding the date of the initiation of the audit for which the External Auditor is engaged, and (iii) all the disclosures required by Independence Standards Board Standard No. 1.

      5.3.     Quality Control. The Committee shall annually obtain from the External Auditor a written report describing (i) the External Auditor’s internal quality-control procedures; and (ii) any material issues raised by (a) the External Auditor’s most recent internal quality-control review or peer review, or (b) any inquiry or investigation by governmental or accounting profession authorities, in each case, within the preceding five years, respecting one or more independent audits carried out by the External Auditor, and any steps taken to deal with any such issues.

      5.4.     Audit Partner Rotation. The Committee shall annually obtain from the External Auditor a written statement confirming that neither the lead (or coordinating) audit partner having primary responsibility for the Company’s audit nor the audit partner responsible for reviewing the Company’s audit has performed audit services for the Company in each of the Company’s five (5) previous fiscal years.

      5.5.     External Auditor Reports Review. The Committee shall review with management, the Internal Auditor and the External Auditor (i) the reports required to be prepared by the External Auditor under Section 10A(k) of the Securities Exchange Act of 1934 regarding (a) all critical accounting policies and practices used by the Company and (b) all alternative treatments of the Company’s financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the External Auditor; and (ii) all other material written communications between the External Auditor, management and the Internal Auditor, such as any management letter or schedule of unadjusted differences.

      5.6.     Internal Control Assessment. The Committee shall annually obtain from the External Auditor a written report in which the External Auditor attests to and reports on the assessment of the Company’s internal controls made by the Company’s management.

      5.7.     Accountability of External Auditor. The External Auditor shall report directly to the Committee and shall be ultimately accountable to the Committee. The Committee shall obtain an annual written statement from the External Auditor confirming its accountability to the Committee.

      5.8.     Audit Assessment. The Committee shall annually assess with management, the Internal Auditor and the External Auditor any problems or difficulties encountered in connection with the audit process and managements’ response, including any restrictions on the scope of the External Auditor’s activities or on access to requested information, any accounting adjustments that were noted or proposed by the External Auditor but were “passed” (as immaterial or otherwise), any communications between the External Auditor’s team assigned to the Company’s audit and the External Auditor’s national office respecting auditing or accounting issues presented by the Company’s audit, and any “management” or “internal control” letter issued, or proposed to be issued, by the External Auditor to the Company.

      5.9.     SAS 61 Communications. The Committee shall discuss with the External Auditor the matters required to be discussed under Statement on Auditing Standards No. 61.

      5.10.     Audit Disagreement Inquiry. The Committee shall periodically inquire of management and the External Auditor as to any disagreements that may have occurred between them relating to the Company’s financial statements or disclosures. The Committee shall have sole responsibility for the resolution of any disagreements between management and the External Auditor regarding financial reporting.

      6.     Internal Auditing Oversight.

      6.1.     Internal Auditing Staff. The Committee shall annually evaluate the performance of the Internal Auditor or the entity retained to provide internal audit services, with management and the External Auditor.

      6.2.     Internal Audit Process. The Committee shall oversee the Company’s internal audit function and any other appropriate control process in place for reviewing and approving the Company’s internal transactions and accounting; provided, that (i) this Section 6.2 shall not be construed to require the Company to establish a separate internal audit department or dedicate employees to the task on a full-time basis and (ii) the Company may choose to outsource this function to a firm other than the External Auditor. The Committee shall meet periodically, at its discretion, with the Internal Auditor, the External Auditor and management to review (i) plans for the internal audit program (including scope, responsibilities, budget and staffing) for the coming year, (ii) the coordination of such plans with the work of the External Auditor, and (iii) the progress and results of the internal auditing process.

      6.3.     Internal Audit Reports. The Committee shall meet periodically, at its discretion, with the Internal Auditor to review any significant reports to management prepared by the internal auditing staff together with management’s response and follow-up to these reports. The Internal Auditor shall provide a summary of all significant internal audit reports to the Committee each quarter.

      7.     Financial Statements and Disclosure Oversight.

      7.1.     SEC Filings and Earnings Releases and Guidance. Prior to the filing by the Company with the SEC of any annual report on Form 10-K or any quarterly report on Form 10-Q, the Committee shall review with management and the External Auditor the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

      7.2.     Accounting Changes. The Committee shall, before their implementation, review with management and the External Auditor and approve all significant changes proposed to be made in the Company’s accounting principles and practices.

      7.3.     Adequate Disclosure. The Committee shall periodically, at its discretion, inquire of management, the External Auditor, the General Counsel and, if the Committee deems it appropriate, outside legal counsel as to whether the Company’s financial statements comport with the disclosure requirements of federal securities laws, notwithstanding their conformity to accounting principles and practices.

      7.4.     Criticisms. The Committee shall periodically, at its discretion, inquire of management, the General Counsel and the External Auditor as to their knowledge of any criticism of the Company’s financial statements or disclosures by any financial analysts, rating agencies, media sources or other reliable third-party sources. The Committee shall establish procedures for (i) the receipt, retention, investigation and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

8.	Internal Controls and Compliance with Laws and Regulations and Code of Business Conduct and Ethics Oversight.

      8.1.     Internal Controls and Compliance Policies. For the purpose of assessing their adequacy and effectiveness, the Committee (i) shall periodically, at its discretion, review and assess with management, the Internal Auditor, the General Counsel and the External Auditor (a) the internal control systems of the Company, including whether such controls are reasonably designed to ensure that appropriate information comes to the attention of the Committee in a timely manner, prevent violations of law and corporate policy and permit the Company to prepare accurate and informative financial reports, (b) the Company’s policies on compliance with laws and regulations, (c) the Company’s Code of Business Conduct and Ethics, and (d) the methods and procedures for monitoring compliance with such policies; and (ii) shall elicit any recommendations for the improvement of the Code of Business Conduct and Ethics and such controls, policies, methods and procedures. The Committee shall review with management and the External Auditor, prior to its annual filing, the internal control report (containing the annual assessment of the effectiveness of the internal control structure and procedures of the Company for ensuring the accuracy of public disclosures) that is required to be filed by the Company with the SEC on Form 10-K.

      8.2.     Information Security. The Committee shall periodically, at its discretion, review and assess with management and the External Auditor the adequacy of the security for the Company’s information systems and the Company’s contingency plans in the event of a systems breakdown or security breach.

      8.3.     Code of Business Conduct and Ethics Violations and Waivers. The Committee shall periodically, at its discretion, inquire of management, the Internal Auditor and the External Auditor as to their knowledge of (i) any violation of the Code of Business Conduct and Ethics, (ii) any waiver of compliance with the Code of Business Conduct and Ethics, and (iii) any investigations undertaken with regard to compliance with the Code of Business Conduct and Ethics. Any waiver of the Code of Business Conduct and Ethics with respect to a director or executive officer may only be granted by the Committee. All waivers granted by the Committee shall be promptly reported to the entire Board and be publicly disclosed as required by the rules and regulations of the SEC and AMEX.

      8.4.     Misconduct Allegations. The Committee shall periodically, at its discretion, inquire of management and the General Counsel of their knowledge of any allegations of director or officer misconduct or misconduct by the Company (whether made by employees or third parties).

      8.5.     Disagreements with Legal Counsel. The Committee shall periodically, in its discretion, inquire of management, the General Counsel and, if appropriate, outside legal counsel of any disagreements that may have occurred between management and legal counsel regarding any public disclosures or any other legal compliance issue.

      8.6.     Related Party Transactions Oversight. The Company shall not enter into a related party transaction unless such transaction is approved by the Committee after a review of the transaction by the Committee for potential conflicts of interest. A transaction will be considered a “related party transaction” if the transaction would be required to be disclosed under Item 404 of Regulation S-K.

      9.     Reports and Assessments.

      9.1.     Board Reports. The Chairperson of the Committee shall, periodically, at his or her discretion, report to the Board on Committee actions and on the fulfillment of the Committee’s responsibilities under this Charter. Such reports shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s External Auditors and the performance of the Company’s internal audit function.

      9.2.     Charter Assessment. The Committee shall annually assess the adequacy of this Charter and advise the Board of its assessment and of its recommendation for any changes to the Charter.

      9.3.     Proxy Statement Report. The Committee shall prepare an annual report as required by the rules and regulations of the SEC and submit it to the Board for inclusion in the Company’s proxy statement prepared in connection with its annual meeting of stockholders.

      9.4.     Recommend Action. The Committee shall annually make a determination as to whether to recommend to the Board that the audited financials (certified by the External Auditor) be included in the Company’s annual report on Form 10-K for filing with the SEC.

      9.5.     Board Access to External Auditor. The Committee shall, whenever the Board of Directors or the Committee deems it appropriate, have the External Auditor attend a meeting of the Board to discuss specific issues and to answer questions from the directors.

      10.     General.

      10.1.     Financial Statement Responsibility. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and disclosures, and the External Auditor is responsible for auditing year-end financial statements and reviewing quarterly financial statements and conducting other procedures. It is not the duty of the Committee to certify the Company’s financial statements, to guarantee the External Auditor’s report or to plan or conduct audits. Since the primary function of the Committee is oversight, the Committee shall be entitled to rely on the expertise, skills and knowledge of management, the Internal Auditor and the External Auditor and the accuracy of information provided to the Committee by such persons in carrying out its oversight responsibilities. Nothing in this Charter is intended to change the responsibilities of management and the External Auditor.

      10.2.     Charter Guidelines. While the responsibilities of the Committee set forth in this Charter are contemplated to be the principal recurring activities of the Committee in carrying out its oversight function, these responsibilities are to serve as a guide with the understanding that the Committee may diverge from them as it deems appropriate given the circumstances.

      11.     Qualified Legal Compliance Committee Duties.

      11.1.     Written Procedures. The Committee shall have the authority and responsibility to establish written procedures to confidentially receive, consider and retain reports of evidence of a material violation by the Company, its officers, directors, employees or agents of federal or state securities laws, material breach of fiduciary duty, or a similar material violation of any federal or state law.

      11.2.     Report Submission. The Committee shall have the authority and responsibility to inform the Company’s General Counsel and CEO (or the equivalents thereof) of any report of evidence of a material violation (except in case of futility).

      11.3.     Investigation Determination. The Committee shall determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents. If the Committee determines an investigation is necessary or appropriate, the Committee shall (i) notify the Board of its determination to investigate, (ii) initiate an investigation, which may be conducted either by the General Counsel (or the equivalent thereof) or by outside counsel, and (iii) retain such additional Advisors to assist in such investigation as the Committee deems necessary or appropriate.

      11.4.     Conclusion of Investigation. At the conclusion of any investigation the Committee shall (i) have the authority and responsibility to recommend, by majority vote, that the Company implement an appropriate response to evidence of a material violation, and (ii) inform the Company’s General Counsel and CEO (or the equivalents thereof) and the Board of the results of any such investigation and the appropriate remedial measures to be adopted, if any.

      11.5.     Notification of SEC. The Committee shall have the authority to take all other appropriate action, including the authority to notify the SEC in the event that the Company fails in any material respect to implement an appropriate response that the Committee has recommended the Company to take; provided, that the Committee determines, by majority vote and after consultation with counsel, that such notification would be required by law or in the best interest of the Company.

PROXY

ULTRA PETROLEUM CORP.
363 N. SAM HOUSTON PARKWAY E., SUITE 1200, HOUSTON, TEXAS 77060

Proxy Solicited on Behalf of the Management of
the Corporation for the Annual Meeting on May 20, 2004

     The undersigned hereby constitutes and appoints each of Michael Watford and Charlotte Kauffman, or instead of either of them,                      , his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on the reverse side, all of the common shares of Ultra Petroleum Corp. held of record by the undersigned on April 8, 2004 at the Annual Meeting of Shareholders to be held at 10:00 a.m. CST, Houston, Texas on May 20, 2004, and at any adjournments or postponements thereof, on all matters coming before said Annual Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND RATIFICATION OF THE APPOINTMENT OF KPMG.

     MANAGEMENT RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH MANAGEMENT’S RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

(continued on the reverse side)

Please Detach and Mail in the Envelope Provided

Please mark your votes as in this example. ☒

1.	Election of Directors

To vote for the election of the following directors:

		FOR	AGAINST	ABSTAIN
	Michael D. Watford	☐	☐	☐
	Dr. William C. Helton	☐	☐	☐
	James E. Nielson	☐	☐	☐
	Robert E. Rigney	☐	☐	☐
	James C. Roe	☐	☐	☐

		FOR	ABSTAIN
2.	Appointment of KPMG LLP	☐	☐

To ratify the appointment of KPMG LLP as the independent auditor of the Corporation for the fiscal year ending December 31, 2004 and to authorize the directors to fix the auditor’s remuneration.

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please check this box if you plan to attend the Annual Meeting on May 20, 2004. ☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as executor, administrator, trustee or guardian, please indicate your full title as such.

SIGNATURE	Date:

SIGNATURE	Date: